   As filed with the Securities and Exchange Commission on November 10, 1999

                                                      Registration No. 333-61413

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   LYCOS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    04-3277338
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
  incorporation or organization)

                    400-2 TOTTEN POND ROAD, WALTHAM, MA 02154
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                                 ROBERT J. DAVIS
                                   LYCOS, INC.
                             400-2 TOTTEN POND ROAD
                          WALTHAM, MASSACHUSETTS 02154
               (Name and address of agent for service of process)

                                 (781) 370-2700
          (Telephone number, including area code, of agent for service)

                              --------------------

                                    Copy to:
                             KENNETH J. GORDON, ESQ.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                HIGH STREET TOWER
                                 125 HIGH STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000

        The Registrant hereby removes from registration under this Registration Statement (No. 333-61413) 2,635,963 shares of Common Stock, $.01 par value per share (the "Common Stock"), registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares") that have not been sold pursuant to this Registration Statement. The Offered Shares were registered in connection with the Registrant's acquisition of WhoWhere? Inc. (the "Acquisition").

        By the terms of this Registration Statement and an Agreement and Plan of Merger by and among the Registrant, WhoWhere? Inc. and the other parties to the Acquisition, the Registrant was required to keep this Registration Statement effective until the first anniversary of the closing of the Acquisition. As of the date hereof, 5,734,525 Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement. All share amounts set forth herein have been adjusted to give effect to the two-for-one stock split made by the Registrant on August 25, 1998 and on July 26, 1999.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on November 10, 1999.

                                        LYCOS, INC.

                                        By:  /s/ Robert J. Davis
                                           ------------------------------------
                                           Robert J. Davis
                                           President and Chief Executive
                                           Officer


Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on November 10, 1999.

SIGNATURE                                   TITLE                                                     DATE
---------                                   -----                                                     ----
/s/ Robert J. Davis                         President, Chief Executive Officer and              November 10, 1999
-----------------------------------         Director (principal executive officer)
Robert J. Davis

/s/ Edward M. Philip                        Chief Operating Officer and Chief                   November 10, 1999
-----------------------------------         Financial Officer (principal financial
Edward M. Philip                            and accounting officer)


              *                             Director                                            November 10, 1999
-----------------------------------
John J. Connors, Jr.


              *                             Director                                            November 10, 1999
-----------------------------------
Daniel J. Nova


              *                             Director                                            November 10, 1999
-----------------------------------
Richard H. Sabot

/s/ Edward M. Philip
-----------------------------------
*By:    Edward M. Philip
        as Attorney in Fact





